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                                                                     EXHIBIT 1.2

                      SEARS CREDIT ACCOUNT MASTER TRUST II

                            MASTER TRUST CERTIFICATES

                                PRICING AGREEMENT


                             Dated: October 27, 1998

To: SRFG, Inc., as Seller under the Pooling and Servicing Agreement dated as of July 31, 1994, as amended.

Re: Underwriting Agreement dated May 19, 1998 (a copy of which is attached hereto)

Title: Sears Credit Account Master Trust II, $450,000,000 5.25% Class A Master Trust Certificates, Series 1998-2.

Initial Principal Amount of Certificates:
         $450,000,000 Class A Master Trust Certificates, Series 1998-2

Class A Expected Final Payment Date:  October 15, 2004

Series and Class Designation of Designated Securities:
         5.25% Class A Master Trust Certificates, Series 1998-2 (the "Class A Certificates")

Series Cut-Off Date:  Last day of the Due Period ending in October 1998

Certificate Rating:    Class A Certificates:   Aaa by Moody's Investors Service,
                                               Inc.
                                               AAA by Standard & Poor's Ratings
                                               Services

Minimum Principal Receivables Balance after giving effect to the issuance of
Series 1998-2:           $4,635,005,455

Date of Series Supplement:   November 9, 1998.

Certificate Rate: Class A  Certificates:     5.25% per annum.

Terms of Sale: The purchase price for the Designated Securities to the Underwriters will be the percentage of the aggregate initial principal amount of the Certificates set forth below, plus accrued interest at the applicable Certificate Rate from November 9, 1998.

                           Class A Certificates:     98.756422%



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Initial Public Offering Price: The initial public offering price for the
Designated Securities will be the percentage of the aggregate initial principal amount of the Certificates set forth below, plus accrued interest at the applicable Certificate Rate from November 9, 1998.

                     Class A Certificates:     99.056422%

Closing Location:    Latham & Watkins
                     Sears Tower, 58th Floor
                     Chicago, Illinois 60606

Time of Delivery: 9:00 A.M., New York Time, on November 9, 1998, or at such other time as may be agreed upon in writing.

Address of Representative of the Underwriters for notices:

                  Credit Suisse First Boston Corporation
                  Eleven Madison Avenue
                  New York, New York 10010-3629
                  Attention:        Jorge Calderon
                  Facsimile:        (212) 325-8261

Additional Agreements

                  Notwithstanding anything in the Agreement or in this Pricing Agreement to the contrary, the Agreement and this Pricing Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Class A Certificates. This Pricing Agreement may be amended only by written agreement of the parties hereto.



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                  The Underwriters named in Schedule 1 hereto agree, severally and not jointly, subject to the terms and provisions of the Agreement, which is incorporated by reference herein and made a part hereof, to purchase the principal amount of the Designated Securities set forth opposite their name in
Schedule 1. It is understood that our execution of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Company upon request. We represent that we are authorized on behalf of ourselves and on behalf of each of the Underwriters named in Schedule 1 hereto to enter into this Agreement.


                                           Very truly yours,

                                           CREDIT SUISSE FIRST BOSTON
                                            CORPORATION


                                           By:  /s/ Michael Raynes
                                                ---------------------------
                                            On behalf of each of the
Accepted:                                   Underwriters
SRFG, INC.


By:  /s/ George F. Slook
     ---------------------------

SEARS, ROEBUCK AND CO.


By:  /s/ Larry R. Raymond
     ----------------------------

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                             SCHEDULE I




                                                                                 Principal
                                                                                 Amount of
                                                                                  Class A
                                                                                Certificates
                                                                                   to be
Underwriter                                                                      Purchased
-----------                                                                     -----------

Credit Suisse First Boston Corporation. . . . . . . . . . . . . . . . . . . .   $90,000,000

Bear, Stearns & Co. Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .    $90,000,000

Goldman, Sachs & Co.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $90,000,000

Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . $90,000,000

J. P. Morgan Securities Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .$90,000,000
                                                                                -----------

 Total                                                                          $450,000,000




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